EXHIBIT 11
                                                                 ----------

                     INSTRUMENTATION LABORATORY S.p.A.

                               CODE OF ETHICS
                               --------------

Statement of Principle

     Our policy is to maintain the highest standards of integrity and ethical conduct. This Code of Ethics is intended to provide basic principles to guide your conduct. Although it covers a wide range of business practices, and identifies a number of corporate policies, it does not cover every issue that may arise in the conduct of our business. We expect all of our senior financial officers, executive officers and directors to conduct themselves with honesty and integrity, in a manner which will enhance the reputation of our Company and will avoid even the appearance of improper personal, professional or business conduct.

     This Code of Ethics applies to our chief executive officer, chief financial officer, controller (or principal accounting officer), or any other person performing similar functions within our Company (jointly "senior financial officers"). Section 5 of this Code of Ethics "Prohibition on Personal Loans to Directors and Executive Officers" applies to any director or executive director of the Company irrespective whether these persons are senior financial officers or not. We expect our senior financial officers to comply with this Code, except in cases where an applicable law conflicts with the Code. We intend to enforce the provisions of this Code vigorously and violators will be subject to disciplinary action.

     If you have questions about the provisions of this Code, apparent conflicts between this Code and applicable law, or your conduct or the conduct of others, in a particular circumstance, please contact your supervisor or the if necessary the board of directors.

Conduct
-------

1.   Compliance with Laws, Rules and Regulations
     -------------------------------------------

     Proper conduct begins with compliance with applicable domestic and foreign laws, rules and regulations, both their specific provisions and their intended purpose. Although we operate in the context of business customs and market practices in particular global markets, senior financial officers must always respect and obey applicable laws. Although senior financial officers are not expected to know all of the details of these laws, it is important to be aware of the applicable laws so that you can determine when to seek advice from supervisors or other appropriate personnel.

2.   Conflicts of Interest
     ---------------------

     Each senior financial officer owes a duty of loyalty to the Company. A "conflict of interest" occurs when an individual's private interest interferes in any way - or even appears to interfere - with the interests of the Company as a whole.

     A conflict situation can arise when a senior financial officer takes actions or has interests that may make it difficult to perform his or her work for the Company objectively and effectively. Conflicts of interest also may arise when a senior financial officer, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company.

     Senior financial officers who purchase products and services for the Company must deal with suppliers in a respectable, professional and legal manner. As a general rule, senior financial officers should not directly or indirectly accept gifts or incentives (other than those of nominal value, such as a free calendar) from suppliers.

     It is not possible to list all situations in which a conflict of interest may exist or may appear to exist. We must rely on the integrity and good judgment of our senior financial officers in avoiding situations that may create a conflict of interest.

3.   Confidentiality
     ---------------

     Senior financial officers must maintain the confidentiality of non-public proprietary information entrusted to them by the Company or its customers or other parties with whom we do business, except when disclosure is authorized or legally mandated. This principle applies to all communications, including, for example, Internet "chat rooms," even where the communication is anonymous. There are two general types of propriety information: (1) the Company's operating information, such as trade secrets, business and marketing plans, production technologies, contract terms, customer lists and databases; and (ii) the Company's unpublished financial results, such as earnings or sales data, or material corporate events that may impact such results. Information about the Company's customers and other parties should be assumed to be confidential.

4.   Insider Trading
     ---------------

     Senior financial officers who have access to non-public information regarding the Company or any other entity are not permitted to use or share that information for purposes of trading securities of the Company or such other entity or for any other purpose except the conduct of our business. All non-public information should be considered confidential information. To use non-public information for personal financial benefit or to "tip" others who might make an investment decision on the basis of this information is both unethical and illegal.

5.   Prohibition on Personal Loans to Directors and Executive Officers
     -----------------------------------------------------------------

     The Company may not, directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to any director or executive officer.

6.   Fair Dealing
     ------------

     We are committed to business success by maintaining the highest standards of ethics and responsibility. We must always conduct all aspects of our business with integrity, honesty and fairness. We must respect and protect any confidential or proprietary information shared with us by customers, suppliers or others. No senior financial officer acting on behalf of the Company should take unfair advantage of others through dishonest, unethical or illegal practices, including false or misleading statements.

     We encourage appropriate business entertainment and gifts as a way to generate good will and improve working relationships. However, senior financial officers and their families should not offer, give or accept cash gifts, gifts that are excessive, or gifts that violate any law or appear to be a bribe or pay-off.

7.   Accounting Practices and Record-Keeping
     ---------------------------------------

     No code of conduct can review the extensive accounting requirements which the Company must fulfill. To meet these obligations, however, the Company must rely on the truthfulness of its employees and senior financial officers in accounting and financial practices. All of the Company's books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Company's transactions and must conform both to applicable legal requirements, generally accepted accounting principles and to the Company's system of internal controls. All transactions should be posted promptly. A senior financial officer may not participate in any misstatement of the Company's accounts. There are no circumstances which justify the maintenance of unrecorded or
"off-the-books" funds or assets, unless required by applicable law or regulation.

     Timely  and  accurate   recording  and  reporting  of  information  is
essential for the conduct of the Company's business. Business expenses, hours worked, payments made and similar matters should be documented and recorded timely and accurately.

     Business records and communications, such as e-mails, internal reports, memos and similar items, often become public. E-mails should be given the same forethought as any written memoranda. You should assume e-mails will be saved and that they may be forwarded to others. We should avoid references that could be misunderstood or misinterpreted in light of subsequent events. You should retain or destroy records only in accordance with the Company's established record retention policies.

8.   Full, Fair, Accurate, Timely and Understandable Disclosures
     -----------------------------------------------------------

     The senior financial officers must make sure that the Company's periodic reports filed with the SEC contain disclosures, which are full, fair, accurate, timely and understandable. These rules of disclosure also apply to other public communications made by the Company.

     The periodic report must not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in the report. The senior financial officers further have to make sure that the financial statements, and other financial information contained in the periodic report, fairly present in all material respects the financial condition and results of operations of the Company as of, and for the period presented in the report.

9.   Relationship with the Company's Auditors
     ----------------------------------------

     The senior financial officers must not take any action to fraudulently influence, coerce, manipulate, or mislead any independent or certified accountant engaged in the performance of an audit of the financial statements of the Company for the purpose of rendering such financial statements materially misleading.

10.  Payments to Government Personnel
     --------------------------------

     The senior financial officers are strictly prohibited from offering, promising or giving money, gifts, loans, rewards, favors or anything of value to any governmental official, employee, agent or other intermediary of the government (either in or outside of the United States) in order to influence their judgment in conducting government duties or to obtain or retain business. You also are strictly prohibited from making payments of any kind to agents or intermediaries if you know or have reason to know that they will pay all or part of such payments to accomplish what you are prohibited from doing directly. Such payments not only violate Company policy but also may be a criminal offense.

11.  Reporting Any Illegal or Unethical Behavior
     -------------------------------------------

     We encourage our senior financial officers to talk to the board of directors about illegal or unethical behavior which they observe or learn of, or if they are in doubt about the best course of action in a particular situation. The Company will not allow retaliation for reports of misconduct made in good faith. We also expect our senior financial officers to cooperate in any internal investigations of misconduct.

12.  Disciplinary Sanctions
     ----------------------

     The Company and its senior financial officers are determined to operate according to the highest possible standards of business ethics and conduct. Our Code of Ethics is important to this Company and needs to be taken seriously by the senior financial officers. Failure to comply with the Company's Code of Ethics will result in disciplinary action that may include: a warning; a reprimand noted in the employee's personnel record; probation; temporary suspension; discharge from the Company's services; reimbursement of losses or damages resulting from the violation; or referral for criminal prosecution or civil action. As with all matters involving discipline, principles of fairness and dignity will be applied. Any senior financial officers charged with a violation of the Code will be afforded an opportunity to explain his or her action before disciplinary action is taken.

13.  Procedures
     ----------

     All of us must work to ensure appropriate compliance with this Code and prompt and consistent action against violations. As this Code sets forth certain general guidelines, and does not deal with every specific situation that may arise, we encourage you to ask questions or report matters that you feel require attention.

     Remember,   you  may  report  ethical   violations   without  fear  of
retaliation, and if necessary, your identity will be kept secret.